As filed with the Securities and Exchange Commission on March 29, 2006
                                                      Registration No. 333-49454
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         WAVERIDER COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Nevada                                   33-0264030
      (State or Other Jurisdiction                     (I.R.S. Employer
   of Incorporation or Organization)                Identification Number)


     255 Consumers Road, Suite 500                          M2J 1R4
        Toronto, Ontario, Canada                          (Zip Code)
    (Address of Principal Executive
               Offices))

                           --------------------------

                        Employee Stock Option (2000) Plan
                            (Full Title of the Plan)

                              T. Scott Worthington
                         WaveRider Communications, Inc.
                          255 Consumers Road, Suite 500
                        Toronto, Ontario, Canada M2J 1R4
                     (Name and Address of Agent for Service)

                                 (416) 502-3200
          (Telephone Number, including Area Code, of Agent for Service)

                                 With copies to:
                             David A. Broadwin, Esq.
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000
                           ---------------------------



================================================================================

          We hereby remove from registration all of the shares of common stock registered under this registration statement (333-49454) which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on this 29th day of March, 2006.

                        WAVERIDER COMMUNICATIONS, INC.


                        By: /s/ T. Scott Worthington
                            --------------------------------------------
                            Name:   T. Scott Worthington
                            Title:  Vice President, Chief Financial  Officer
                                    and Secretary